UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2014

CANNABIS KINETICS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-179390	99-0372219
(Commission File Number)	(IRS Employer Identification No.)

3240 W 71st Ave, Unit  5
Westminster CO 80030
 (Address of Principal Executive Offices, Zip Code)

720-319-5602
 (Registrant's Telephone Number, Including Area Code)

Lingas Ventures, Inc.
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

Lingas Ventures, Inc., a Nevada corporation (OTCQB: LGSR), announced that on May 14, 2014 that the company will be known as "Cannabis Kinetics Corp." The new trading symbol of the company, "CANK", will take effect in 20 business days.

FINRA also confirmed that the 1 for 10 reverse stock split will be effective as of May 15th. The stock split will reduce the number of shares issued and outstanding from 290,057,004 to 29,005,700 shares. As a result of the amendment to the company's Articles of Incorporation, the company is now authorized to issue 10,000,000 shares of blank check preferred stock. The number of authorized shares of common stock, 2,610,000,000, par value $.001 per share, was not affected by the amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate to Accompany Restated Articles or Amended and Restated Articles of Incorporation filed with the Secretary of State of the State of Nevada

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS KINETICS CORP.

Date: May 15, 2014	By:	/s/ Eric Hagen
	Name:	Eric Hagen
	Title:	President and Chief Executive Officer